Exhibit 99.1

JEFFERIES AGREES SALE OF OPNET OPERATIONS TO WIND TRE,

SUBSTANTIALLY COMPLETING JEFFERIES’ STRATEGIC SIMPLIFICATION PLAN

Proceeds Modestly Higher Than Current Carrying Values

New York – February 5, 2024 – Jefferies Financial Group Inc. (NYSE: JEF) announced today that, consistent with its strategy to build the leading independent global Investment Banking and Capital Markets firm, Jefferies agreed to the sale by OpNet S.p.A (the Italian wireless broadband provider formerly known as Linkem) of substantially all of OpNet’s operations to Wind Tre S.p.A., a subsidiary of CK Hutchison Group Telecom Holdings Ltd. (CKHGT).

Under the terms of this sale agreement, the consideration will be €485 million, subject to certain adjustments, that will consist of cash in an amount sufficient to satisfy all of OpNet’s financial debt, transaction costs and other cash obligations and approximately €225 million to be paid also in cash or, at CKHGT’s election, in three-year notes issued by CKHGT that are similar to CKHGT’s publicly listed investment-grade bonds and are marketable. In addition to the consideration of the CKHGT notes, OpNet will retain majority ownership in other operating telecom companies, resulting in approximately €320 million in final value to Jefferies from this transaction, which exceeds our current carrying value. This sale is subject to regulatory approvals and is anticipated to close in the second or third quarter of 2024.

Jefferies recently agreed to sell Foursight Capital LLC (an automobile finance company) to One Main Holdings, Inc. (NYSE:OMF), and Golden Queen (a gold and silver mining company) to Andean Precious Metals (TXV:APM).

To reflect the completion of the substantial reduction of these legacy investments, Jefferies will reclassify the remaining legacy investments as “Other investments” in its Asset Management reportable segment in fiscal 2024. The only individual investment of size today is HomeFed, our real estate development company that specializes in mixed-use, master-planned communities. We expect to operate the core business of HomeFed, which has solid long-term prospects, and to liquidate certain peripheral assets in an orderly manner.

Rich Handler, CEO of Jefferies, and Brian Friedman, President of Jefferies, commented: “After over a decade of optimizing and efficiently monetizing our merchant banking assets and using the proceeds to reinvest in Jefferies and return capital to our shareholders, we are thrilled to be back to our roots of focusing exclusively on building the very best ‘pure play’ global investment banking firm. With the support of our more than 5,500 employee-partners worldwide, we have been able to achieve our goal of focusing Jefferies’ efforts on our core business, becoming a leader around the world in Investment Banking and Capital Markets. And we believe our human capital investment to broaden and deepen our capabilities, together with our Strategic Alliance with SMBC, position us well as we move forward in 2024 and the years beyond.”

About Jefferies

Jefferies (NYSE: JEF) is a leading global, full-service investment banking and capital markets firm that provides advisory, sales and trading, research, wealth, and asset management services. With more than 40 offices around the world, we offer insights and expertise to investors, companies and governments. For more information: www.jefferies.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements about our future and statements that are not historical facts. These forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “may,” “intend,” “outlook,” “will,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks and uncertainties, which will change over time. Forward-looking statements may contain beliefs, goals, intentions and expectations regarding revenues, earnings, operations, arrangements and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements speak only as of the date they are made; we do not assume any duty, and do not undertake, to update any forward-looking statements. Furthermore, because forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain, the actual results or outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results or outcomes to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC. Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

Media Inquiries

Jonathan Freedman (212) 284-2300

MediaContact@Jefferies.com

Source: Jefferies Financial Group Inc.